Exhibit 5.1
[Latham & Watkins LLP Letterhead]
December 3, 2009
US Airways Group, Inc.
111 West Rio Salado Parkway
Tempe, Arizona 85281
US Airways, Inc.
111 West Rio Salado Parkway
Tempe, Arizona 85281

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to US Airways Group, Inc., a Delaware corporation (“Group”), and US Airways, Inc., a Delaware corporation (“US Airways” and, together with Group, the “Companies”), in connection with their filing on December 3, 2009, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by (a) Group of: (i) one or more series of debt securities of Group (the “Group Debt Securities”) to be issued pursuant to an indenture between Group and Wilmington Trust FSB, as trustee (the “Trustee”), in the form attached as Exhibit 4.7 to the Registration Statement, and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of Group, in each case establishing the terms of each such series (collectively, the “Group Indenture”), (ii) shares of common stock of Group, par value $0.01 per share (the “Common Stock”), (iii) warrants to purchase Group Debt Securities or Common Stock (collectively, “Warrants”), (iv) rights to purchase Common Stock or any other Group Securities (as defined below) (the “Rights”), (v) purchase contracts for the purchase and sale of the Group Securities (as defined below) (the “Purchase Contracts”), (vi) units consisting of two or more of the Group Securities (as defined below) (the “Units”) and (vii) guarantees of US Airways Debt Securities (as defined below) or the Pass Through Certificates (as defined below) (each a “Group Guarantee” and, together with the Group Debt Securities, Common Stock, Warrants, Rights, Purchase Contracts and Units, the “Group Securities”), and (b) US Airways of: (i) one or more series of debt securities of US Airways (the “US Airways Debt Securities”) to be issued pursuant to an indenture between US Airways and the Trustee, in the form attached as Exhibit 4.8 to the Registration Statement, and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of US Airways, in each case establishing the terms of each such series (collectively, the “US Airways Indenture”), (ii) pass through certificates of US Airways (the “Pass Through Certificates”) that may be issued by one or more trusts formed by US Airways in one or more series pursuant to a pass through trust agreement between US Airways and U.S. Bank Trust National Association, as pass through trustee (the “Pass Through Trustee”), in the form attached as Exhibit 4.17 to the Registration

US Airways Group, Inc.
US Airways, Inc.
December 3, 2009

Statement, and one or more supplements thereto (collectively, the “Pass Through Trust Agreement”) and (iii) guarantees of Group Debt Securities (each a “US Airways Guarantee” and, together with the US Airways Debt Securities and Pass Through Certificates, the “US Airways Securities”). The Group Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or into other Group Debt Securities. The US Airways Debt Securities may be exchangeable for and/or convertible into other US Airways Debt Securities. The Group Securities and US Airways Securities are herein collectively called the “Securities.” The Group Indenture and US Airways Indenture are herein collectively called the “Indentures.” The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between Group and a third party to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) between Group and a third party to be identified as rights agent. The Purchase Contracts may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between Group and a third party to be identified therein as purchase contract agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between Group and a third party to be identified therein as unit agent. The Indentures, the Group Guarantees, the US Airways Guarantees, the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements, the Unit Agreements and the Pass Through Trust Agreement are herein collectively called the “Agreements.”
     You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Companies and others as to factual matters without having independently verified such factual matters. In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Companies in connection with the authorization of the Indentures and authorization, issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. We are opining herein as to the internal laws of the State of New York and the general corporation law of the State of Delaware (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

US Airways Group, Inc.
US Airways, Inc.
December 3, 2009

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:
     (1) When the Group Indenture has been duly authorized, executed and delivered by all necessary corporate action of Group, and when the specific terms of any particular series of Group Debt Securities have been duly established in accordance with the Group Indenture and applicable law and authorized by all necessary corporate action of Group (including, without limitation, by the adoption by the Board of Directors of Group of resolutions duly authorizing the issuance and delivery of such Group Debt Securities), and when any such Group Debt Securities have been duly executed and issued by Group, duly authenticated by the Trustee and duly delivered by or on behalf of Group against payment therefor in accordance with the Group Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such Group Debt Securities will be the legally valid and binding obligations of Group, enforceable against Group in accordance with their respective terms.
     (2) When an issuance of Common Stock has been duly authorized by all necessary corporate action of Group, upon issuance, delivery and payment therefor in an amount not less than the par value thereof, in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     (3) When any applicable Warrant Agreement has been duly authorized by all necessary corporate action of Group and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with any such Warrant Agreement and authorized by all necessary corporate action of Group, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of Group, enforceable against Group in accordance with their terms.
     (4) When any applicable Rights Agreement has been duly authorized by all necessary corporate action of Group and duly executed and delivered, and when the specific terms of a particular issuance of Rights have been duly established in accordance with any such Rights Agreement and authorized by all necessary corporate action of Group, and the Rights have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Rights Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Rights have been duly authorized and reserved for issuance by all necessary corporate action), the Rights will be legally valid and binding obligations of Group, enforceable against Group in accordance with their terms.

US Airways Group, Inc.
US Airways, Inc.
December 3, 2009

     (5) When any applicable Purchase Contract Agreement has been duly authorized by all necessary corporate action of Group and duly executed and delivered, and when the specific terms of a particular issuance of Purchase Contracts have been duly established in accordance with any such Purchase Contract Agreement and authorized by all necessary corporate action of Group, and the Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Purchase Contract Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon settlement of the Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), the Purchase Contracts will be legally valid and binding obligations of Group, enforceable against Group in accordance with their terms.
     (6) When any applicable Unit Agreement has been duly authorized by all necessary corporate action of Group and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with any such Unit Agreement and authorized by all necessary corporate action of Group, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with any such Unit Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized and reserved for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of Group, enforceable against Group in accordance with their terms.
     (7) When the US Airways Indenture has been duly authorized, executed and delivered by all necessary corporate action of US Airways and Group, and when the Group Guarantee has been duly authorized, executed and delivered by all necessary corporate action of Group, and when the specific terms of such Group Guarantee and the related US Airways Debt Securities have been duly established in accordance with the US Airways Indenture and applicable law and authorized by all necessary corporate action of US Airways and Group (including, without limitation, by the adoption by the Board of Directors of US Airways and Group of resolutions duly authorizing the issuance and delivery of such Group Guarantee and the related US Airways Debt Securities), and when such Group Guarantee has been duly executed and delivered by Group in accordance with the US Airways Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), and the US Airways Debt Securities have been duly authenticated by the Trustee and duly delivered by or on behalf of US Airways against payment therefor in accordance with the US Airways Indenture and the Group Guarantee and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such Group Guarantee will be the legally valid and binding obligations of Group, enforceable against Group in accordance with their respective terms.
     (8) When the US Airways Indenture has been duly authorized, executed and delivered by all necessary corporate action of US Airways, and when the specific terms of any particular series of US Airways Debt Securities have been duly established in accordance with the US Airways Indenture and applicable law and authorized by all necessary corporate action of

US Airways Group, Inc.
US Airways, Inc.
December 3, 2009

US Airways (including, without limitation, by the adoption by the Board of Directors of US Airways of resolutions duly authorizing the issuance and delivery of such US Airways Debt Securities), and when any such US Airways Debt Securities have been duly executed and issued by US Airways, duly authenticated by the Trustee and duly delivered by or on behalf of US Airways against payment therefor in accordance with the US Airways Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such US Airways Debt Securities will be the legally valid and binding obligations of US Airways, enforceable against US Airways in accordance with their respective terms.
     (9) With respect to the Pass Through Certificates of each series, when the execution, authentication, issuance, and delivery of the Pass Through Certificates of such series by the related Pass Through Trustee shall have been duly authorized by all necessary corporate action of US Airways and such Pass Through Trustee, the Pass Through Trust Agreement and the related trust supplement (the “Trust Supplement”) establishing the terms of the Pass Through Certificates of such series and forming the related trust (the “Trust”) shall have been duly authorized, executed, and delivered by US Airways and the related Pass Through Trustee in accordance with the terms and conditions of the Pass Through Trust Agreement, and the Pass Through Certificates of such series shall have been duly executed, authenticated, issued, and delivered by the related Pass Through Trustee and issued, sold, and paid for as contemplated by each of the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), the Pass Through Trust Agreement and the related Trust Supplement, the Pass Through Certificates of such series will constitute the valid and binding obligation of the related Pass Through Trustee, enforceable against such Pass Through Trustee in accordance with its terms.
     (10) With respect to each guarantee by Group of the Pass Through Certificates (the “PTC Guarantee”), when the execution and delivery of such PTC Guarantee shall have been duly authorized by all necessary corporation action of Group, and such PTC Guarantee shall have been duly executed and delivered by Group and issued by Group as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) relating to the Pass Through Certificates of the series to which such PTC Guarantee relates, the Pass Through Trust Agreement and the related Trust Supplement, such PTC Guarantee will constitute a valid and binding obligation of Group, enforceable against Group in accordance with its terms.
     (11) When the Group Indenture has been duly authorized, executed and delivered by all necessary corporate action of Group and US Airways, and when a US Airways Guarantee has been duly authorized, executed and delivered by all necessary corporate action of US Airways, and when the specific terms of such US Airways Guarantee and the related Group Debt Securities have been duly established in accordance with the Group Indenture and applicable law and authorized by all necessary corporate action of Group and US Airways (including, without limitation, by the adoption by the Board of Directors of Group and US Airways of resolutions duly authorizing the issuance and delivery of such US Airways Guarantee and the related Group Debt Securities), and when such US Airways Guarantee has been duly executed and delivered by US Airways in accordance with the Group Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), and the Group Debt Securities have been duly authenticated by the Trustee and duly delivered by or on behalf of Group against payment therefor in accordance with the Group Indenture and the US Airways Guarantee and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and by such corporate action, such US Airways Guarantee will be the legally valid and binding obligations of US Airways, enforceable against US Airways in accordance with their respective terms.

US Airways Group, Inc.
US Airways, Inc.
December 3, 2009

     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) the waiver of rights or defenses contained in Section 4.4 of the Indenture, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of the debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (g) provisions purporting to make a guarantor primarily liable rather than as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (h) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (i) waivers of broadly or vaguely stated rights, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) proxies, powers and trusts, (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property and (o) the severability, if invalid, of provisions to the foregoing effect. The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the New York Uniform Commercial Code (the “UCC”), (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of or opportunity for hearing or correction and (iii) the effect of provisions of the New York UCC and other general legal principles that impose a duty to act in good faith and in a commercially reasonable manner.
     With your consent, we have assumed (a) that the Agreements and the Securities will be duly authorized, executed and delivered by the parties thereto other than the Companies, (b) that

US Airways Group, Inc.
US Airways, Inc.
December 3, 2009

the Agreements and the Securities will constitute legally valid and binding obligations of the parties thereto other than the Companies, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Agreements and the Securities as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Latham & Watkins LLP